Exhibit 99.1

FOR IMMEDIATE RELEASE

April 16, 2019

For more information

Trisha Voltz Carlson, EVP, Investor Relations Manager

504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney reports first quarter 2019 EPS of $.91

Results include $10.1 million, or $.09 per share after tax, impact from provision on alleged fraud

GULFPORT, Miss. (April 16, 2019) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the first quarter of 2019. Net income for the first quarter of 2019 was $79.2 million, or $.91 per diluted common share (EPS), compared to $96.2 million, or $1.10 EPS, in the fourth quarter of 2018 and $72.5 million, or $.83 EPS, in the first quarter of 2018. The first quarter of 2019 included a $10.1 million ($.09 per share after-tax impact) provision for loan losses related to the previously disclosed alleged fraud related to DC Solar. The fourth quarter of 2018 included $1.9 million ($.02 per share impact) of nonoperating items and the first quarter of 2018 included $7.0 million ($.07 per share impact) of nonoperating items.

Highlights of the company’s first quarter 2019 results (compared to fourth quarter 2018):

•	Net income of $79.2 million, or $.91 per diluted share, down $17.1 million, or $.19 per share
•	Linked-quarter changes impacted by provision/chargeoff related to alleged fraud on equipment finance lease with DC Solar ($.09) in 1Q19 and benefits from tax reform-related initiatives ($.11) in 4Q18
•	NIM expansion of 7 basis points (bps) to 3.46%
•	Criticized commercial loans declined $41 million, or 7% ($15 million energy, $26 million nonenergy)
•	TCE ratio up 34 bps to 8.36%
•	Improved mix in energy portfolio

“We were pleased with improvement in 2 key focus areas for the quarter - NIM and asset quality”, said John M. Hairston, President and CEO. “We are relentlessly focused on returning these metrics to peer averages or better, and will work diligently to continue the progress towards achieving these goals, and our CSOs, despite recent headwinds from paydowns and the rate environment.”

Loans

Total loans at March 31, 2019 were $20.1 billion, up approximately $86 million, or less than 1%, linked-quarter. Net loan growth during the quarter continues to be diversified across our regions with many regions

Hancock Whitney reports first quarter 2019 financial results

April 16, 2019

reporting strong growth. Net loan growth was lower than guidance primarily related to the impact from unanticipated paydowns, loan charge-offs, and sale of mortgage loans.

Average loans totaled $20.1 billion for the first quarter of 2019, up $309 million, or 2%, linked-quarter.

At March 31, 2019, loans to the energy industry totaled $1.1 billion, or 5.3% of total loans. The energy portfolio was virtually unchanged linked-quarter, and is comprised of credits to both the exploration and production (E&P) subsector and the support services subsector. We continue our focus on shifting the mix between subsectors to deemphasize the support services subsector. As of March 31, 2019, the energy portfolio was comprised of 54% RBL and midstream credits and 46% support services credits compared to 44% RBL and midstream and 56% support services credits at year-end 2014.

Deposits

Total deposits at March 31, 2019 were $23.4 billion, up $230 million, or 1%, from December 31, 2018. Average deposits for the first quarter of 2019 were $23.1 billion, up $616 million, or 3%, linked-quarter.

Noninterest-bearing demand deposits (DDAs) totaled $8.2 billion at March 31, 2019, down $340 million, or 4%, from December 31, 2018. The decrease in DDAs is mainly related to typical seasonal outflows. DDAs comprised 35% of total period-end deposits at March 31, 2019.

Interest-bearing transaction and savings deposits totaled $8.2 billion at the end of the first quarter of 2019, up $224 million, or 3%, from December 31, 2018. Time deposits of $3.8 billion were up $123 million, or 3%, while interest-bearing public fund deposits increased $223 million, or 7%, to $3.2 billion. The net increase in time deposits reflects an increase in brokered CDs of $21 million and an increase of $102 million in retail CDs.

Asset Quality

Nonperforming assets (NPAs) totaled $349.6 million at March 31, 2019, down $3.0 million, or 1%, from December 31, 2018. During the first quarter of 2019, total nonperforming loans decreased approximately $3.9 million, while foreclosed and surplus real estate (ORE) and other foreclosed assets increased approximately $0.9 million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 1.74% at March 31, 2019, down 2 bps from December 31, 2018.

The total allowance for loan and lease losses (ALLL) was $194.7 million at March 31, 2019, virtually unchanged from December 31, 2018. The allowance for credits in the energy portfolio totaled $31.5 million, or 3.0% of energy loans, at March 31, 2019, down $1.7 million from $33.2 million, or 3.1% of energy loans, at December 31, 2018. The allowance for credits in the nonenergy portfolio totaled $163.2 million, or 0.86% of nonenergy loans, at March 31, 2019, up $1.9 million from $161.3 million, or 0.85% of nonenergy loans, at December 31, 2018. The ratio of the ALLL to period-end loans was 0.97% at March 31, 2019, unchanged from December 31, 2018.

Net charge-offs were $17.9 million, or 0.36% of average total loans on an annualized basis in the first quarter of 2019, down from $28.1 million, or 0.56% of average total loans in the fourth quarter of 2018. There were no energy charge-offs in the first quarter of 2019. During the first quarter of 2019, the company recorded a

Hancock Whitney reports first quarter 2019 financial results

April 16, 2019

total provision for loan losses of $18.0 million, up from $8.1 million in the fourth quarter of 2018. Approximately $10.1 million of net charge-offs was related to the DC Solar credit.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the first quarter of 2019 was $223.1 million, up $1.6 million from the fourth quarter of 2018. The net interest margin (TE) was 3.46% for the first quarter of 2019, up 7 bps from the fourth quarter of 2018. Drivers for both the net interest income and net interest margin improvements were a shift in the mix of earning assets coupled with the full quarter impact of the portfolio restructuring and the December 2018 rate hike.

Average earning assets were $26.0 billion for the first quarter of 2019, up $9.3 million, or less than 1%, from the fourth quarter of 2018.

Noninterest Income

Noninterest income totaled $70.5 million for the first quarter of 2019, down $4.0 million, or 5%, from the fourth quarter of 2018. There was a $0.6 million net gain related to the portfolio restructuring in the fourth quarter of 2018.

Service charges on deposits totaled $20.4 million for the first quarter of 2019, down $1.1 million, or 5%, from the fourth quarter of 2018. Bank card and ATM fees totaled $15.3 million, down $0.4 million, or 2%, from the fourth quarter of 2018. The decrease from the fourth quarter is primarily due to seasonality.

Trust fees totaled $15.1 million, down $0.6 million, or 4% linked-quarter. The net decline from the fourth quarter is mainly related to early first quarter of 2019 market conditions and its impact on managed asset values.

Investment and annuity income and insurance fees totaled $6.5 million, up $0.2 million, or 4%, linked-quarter. Fees from secondary mortgage operations totaled $3.7 million for the first quarter of 2019, down $0.2 million, or 5%, linked-quarter. Other noninterest income totaled $9.5 million, down $1.3 million, or 12%, from the fourth quarter of 2018.

Noninterest Expense & Taxes

Noninterest expense for the first quarter of 2019 totaled $175.7 million, down $3.7 million, or 2%, from the fourth quarter of 2018. There were $2.5 million of nonoperating expenses included in the fourth quarter total and no nonoperating expenses in the first quarter of 2019.

Total personnel expense was $103.7 million in the first quarter of 2019, down $1.2 million, or 1%, from the fourth quarter of 2018. This decrease is mainly related to fewer days in the quarter.

Occupancy and equipment expense totaled $16.7 million in the first quarter of 2019, up $0.7 million, or 4%, from the fourth quarter of 2018.

Amortization of intangibles totaled $5.1 million for the first quarter of 2019, down $0.3 million or 6% linked-quarter.

Hancock Whitney reports first quarter 2019 financial results

April 16, 2019

Gains on ORE dispositions exceeded ORE expense by $1.0 million in the first quarter of 2019, compared to ORE gains exceeding expenses by $2.9 million in the fourth quarter of 2018.

Other operating expense totaled $51.2 million in the first quarter of 2019, down $2.3 million, or 4%, from the fourth quarter of 2018. The decrease is primarily from reduced regulatory fees, professional services, advertising, and miscellaneous expenses.

The effective income tax rate for the first quarter of 2019 was 18%. Management expects the tax rate in the second quarter of 2019 to approximate 17-19%. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity at March 31, 2019 totaled $3.2 billion, up $109 million, or 4%, from year-end 2018. The tangible common equity (TCE) ratio was 8.36%, up 34 bps from December 31, 2018. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 8:30 a.m. Central Time on Wednesday, April 17, 2019 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at www.hancockwhitney.com/investors. A link to the release with additional financial tables, and a link to a slide presentation related to first quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through April 24, 2019 by dialing (855) 859-2056 or (404) 537-3406, passcode 8128847.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee, as well as trust and asset management offices in New Jersey and New York. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Hancock Whitney reports first quarter 2019 financial results

April 16, 2019

Consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concepts “core” or “operating.” The company uses the term “core” to describe a financial measure that excludes income or expense arising from accretion or amortization of fair value adjustments recorded as part of purchase accounting. The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

We define Operating Revenue as net interest income (TE) and noninterest income less nonoperating revenue.  We define Operating Pre-Provision Net Revenue as operating revenue (TE) less noninterest expense, excluding nonoperating items. Management believes that operating pre-provision net revenue is a useful financial measure because it enables investors and others to assess the company’s ability to generate capital to cover credit losses through a credit cycle. A reconciliation of reported net interest income to operating pre-provision net revenue is included in Appendix A.

We define Operating Earnings as reported net income excluding nonoperating items net of income tax.  We define Operating Earnings per Share as operating earnings expressed as an amount available to each common shareholder on a diluted basis. A reconciliation of reported net income to operating earnings is presented in the Income Statement table and a reconciliation of reported earnings per share – diluted to operating earnings per share – diluted is presented in Appendix A.

Important Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, the adequacy of our enterprise risk management framework, the impact of the transaction with Capital One or future business combinations on our performance and financial condition, including our ability to successfully integrate the business, deposit trends, credit quality trends, changes in interest rates, net interest margin trends, future expense levels, success of revenue-generating initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, and the financial impact of regulatory

Hancock Whitney reports first quarter 2019 financial results

April 16, 2019

requirements and tax reform legislation. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook", or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
NET INCOME
Net interest income	$219,254	$217,433	$214,194	$211,547	$205,664
Net interest income (TE) (a)	223,078	221,471	218,289	215,628	209,627
Provision for loan losses	18,043	8,100	6,872	8,891	12,253
Noninterest income	70,503	74,538	75,518	68,832	66,252
Noninterest expense	175,700	179,366	181,187	184,402	170,791
Income tax expense	16,850	8,265	17,775	15,909	16,397
Net income	$79,164	$96,240	$83,878	$71,177	$72,475
Earnings excluding nonoperating items
Net income	$79,164	$96,240	$83,878	$71,177	$72,475
Nonoperating items, net of income tax benefit	7,966	1,465	3,813	12,486	5,782
Operating earnings	$87,130	$97,705	$87,691	$83,663	$78,257
PERIOD-END BALANCE SHEET DATA
Loans	$20,112,838	$20,026,411	$19,543,717	$19,370,917	$19,092,504
Securities	5,577,522	5,670,584	5,987,447	6,113,873	5,930,076
Earning assets	25,881,559	25,836,239	25,668,281	25,625,047	25,105,948
Total assets	28,490,231	28,235,907	28,098,175	27,925,447	27,297,337
Noninterest-bearing deposits	8,158,658	8,499,027	8,140,530	8,165,796	8,230,060
Total deposits	23,380,294	23,150,185	22,417,807	22,235,338	22,485,722
Common stockholders' equity	3,190,575	3,081,340	2,978,878	2,929,555	2,896,038
AVERAGE BALANCE SHEET DATA
Loans	$20,126,948	$19,817,729	$19,464,639	$19,193,234	$19,028,490
Securities (b)	5,656,689	5,965,461	6,186,410	6,032,058	5,897,290
Earning assets	26,020,447	26,011,183	25,832,372	25,391,025	25,106,283
Total assets	28,451,548	28,259,963	28,026,923	27,485,052	27,237,077
Noninterest-bearing deposits	8,227,698	8,260,487	8,017,353	8,149,521	7,951,121
Total deposits	23,114,139	22,498,145	22,021,559	22,101,474	22,043,419
Common stockholders' equity	3,118,051	2,993,265	2,952,431	2,908,997	2,872,813
COMMON SHARE DATA
Earnings per share - diluted	$0.91	$1.10	$0.96	$0.82	$0.83
Cash dividends per share	0.27	0.27	0.27	0.24	0.24
Book value per share (period-end)	37.23	35.98	34.90	34.33	33.96
Tangible book value per share (period-end)	26.92	25.62	24.44	24.66	24.22
Weighted average number of shares - diluted	85,800	85,677	85,539	85,483	85,423
Period-end number of shares	85,710	85,643	85,364	85,335	85,285
Market data
High sales price	$44.34	$49.22	$53.00	$55.00	$56.40
Low sales price	34.11	32.59	46.05	45.76	49.48
Period-end closing price	40.40	34.77	47.55	46.65	51.70
Trading volume	28,124	33,269	28,332	35,705	35,370
PERFORMANCE RATIOS
Return on average assets	1.13%	1.35%	1.19%	1.04%	1.08%
Return on average common equity	10.30%	12.76%	11.27%	9.81%	10.23%
Return on average tangible common equity	14.38%	18.15%	16.11%	13.72%	14.41%
Tangible common equity ratio (c)	8.36%	8.02%	7.67%	7.76%	7.80%
Net interest margin (TE)	3.46%	3.39%	3.36%	3.40%	3.37%
Average loan/deposit ratio	87.08%	88.09%	88.39%	86.84%	86.32%
Allowance for loan losses as a percent of period-end loans	0.97%	0.97%	1.10%	1.11%	1.10%
Annualized net charge-offs to average loans	0.36%	0.56%	0.14%	0.11%	0.26%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	56.81%	58.60%	55.25%	53.35%	46.37%
Select performance measures excluding nonoperating items
Operating earnings per share - diluted (d)	$1.00	$1.12	$1.01	$0.96	$0.90
Return on average assets - operating	1.24%	1.37%	1.24%	1.22%	1.17%
Return on average common equity - operating	11.33%	12.95%	11.78%	11.54%	11.05%
Return on average tangible common equity - operating	15.83%	18.43%	16.84%	16.12%	15.56%
Efficiency ratio (e)	58.10%	58.03%	58.11%	57.40%	57.51%
Noninterest income as a percent of total revenue (TE) - operating	24.01%	25.03%	25.70%	24.20%	24.33%
FTE headcount	3,885	3,933	3,858	3,780	3,775

(a)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b)	Average securities does not include unrealized holding gains/losses on available for sale securities..
(c)	The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d)	Refer to Appendix A for a reconciliation of this non-GAAP measure.
(e)	The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
NET INCOME
Interest income	$276,283	$271,357	$263,212	$252,304	$241,395
Interest income (TE) (f)	280,107	275,395	267,307	256,385	245,358
Interest expense	57,029	53,924	49,018	40,757	35,731
Net interest income (TE)	223,078	221,471	218,289	215,628	209,627
Provision for loan losses	18,043	8,100	6,872	8,891	12,253
Noninterest income	70,503	74,538	75,518	68,832	66,252
Noninterest expense	175,700	179,366	181,187	184,402	170,791
Income before income taxes	96,014	104,505	101,653	87,086	88,872
Income tax expense	16,850	8,265	17,775	15,909	16,397
Net income	$79,164	$96,240	$83,878	$71,177	$72,475
Earnings excluding nonoperating items
Net income	$79,164	$96,240	$83,878	$71,177	$72,475
Provision for loan losses for alleged fraud (g)	10,084	—	—	—	—
Nonoperating noninterest income	—	(604)	—	—	1,145
Nonoperating noninterest expense	—	2,458	4,827	15,805	5,853
Income tax benefit	(2,118)	(389)	(1,014)	(3,319)	(1,216)
Nonoperating items, net of income tax benefit	7,966	1,465	3,813	12,486	5,782
Operating earnings	$87,130	$97,705	$87,691	$83,663	$78,257
PROVISION FOR LOAN LOSSES
Provision for loan losses excluding alleged fraud	$7,959	$8,100	$6,872	$8,891	$12,253
Provision for loan losses for alleged fraud (g)	10,084	—	—	—	—
Total provision for loan losses	$18,043	$8,100	$6,872	$8,891	$12,253
NONINTEREST INCOME
Service charges on deposit accounts	$20,367	$21,466	$21,377	$20,981	$21,448
Trust fees	15,124	15,762	16,738	11,653	11,335
Bank card and ATM fees	15,290	15,656	14,862	15,464	14,458
Investment and insurance commissions, and annuity fees	6,528	6,307	6,652	6,264	6,125
Secondary mortgage market operations	3,726	3,933	4,333	3,965	3,401
Other income	9,468	10,810	11,556	10,505	10,630
Total operating noninterest income	70,503	73,934	75,518	68,832	67,397
Nonoperating income	—	604	—	—	(1,145)
Total noninterest income	$70,503	$74,538	$75,518	$68,832	$66,252
NONINTEREST EXPENSE
Personnel expense	$103,698	$104,908	$101,173	$96,835	$96,366
Net occupancy and equipment expense	16,663	15,980	15,452	15,340	14,436
Other real estate (income) expense	(991)	(2,924)	15	(289)	210
Other operating expense	51,192	53,472	54,082	51,389	48,308
Amortization of intangibles	5,138	5,472	5,638	5,322	5,618
Total operating expense	175,700	176,908	176,360	168,597	164,938
Nonoperating expense	—	2,458	4,827	15,805	5,853
Total noninterest expense	$175,700	$179,366	$181,187	$184,402	$170,791
COMMON SHARE DATA
Earnings per share:
Basic	$0.91	$1.11	$0.96	$0.82	$0.83
Diluted	0.91	1.10	0.96	0.82	0.83
Operating earnings per share:
Diluted (h)	$1.00	$1.12	$1.01	$0.96	$0.90

(f)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(g)

Provision for loan loss recorded in response to the circumstances surrounding the bankruptcy filing and alleged fraudulent activities of one borrower, DC Solar. Refer to Note 21 of our Annual Report on Form 10-K dated December 31, 2018 for additional information.

(h)	Refer to Appendix A for a reconciliation of this non-GAAP measure.

HANCOCK WHITNEY CORPORATION

PERIOD-END BALANCE SHEET

(Unaudited)

(dollars in thousands)	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
ASSETS
Commercial non-real estate loans	$8,656,326	$8,620,601	$8,438,884	$8,410,961	$8,336,222
Commercial real estate - owner occupied	2,515,428	2,457,748	2,300,271	2,233,794	2,185,543
Total commercial and industrial loans	11,171,754	11,078,349	10,739,155	10,644,755	10,521,765
Commercial real estate - income producing	2,563,394	2,341,779	2,311,699	2,342,192	2,394,862
Construction and land development loans	1,340,067	1,548,335	1,523,419	1,515,233	1,413,878
Residential mortgage loans	2,933,251	2,910,081	2,846,916	2,780,359	2,732,821
Consumer loans	2,104,372	2,147,867	2,122,528	2,088,378	2,029,178
Total loans	20,112,838	20,026,411	19,543,717	19,370,917	19,092,504
Loans held for sale	27,437	28,150	29,043	36,047	21,827
Securities	5,577,522	5,670,584	5,987,447	6,113,873	5,930,076
Short-term investments	163,762	111,094	108,074	104,210	61,541
Earning assets	25,881,559	25,836,239	25,668,281	25,625,047	25,105,948
Allowance for loan losses	(194,688)	(194,514)	(214,550)	(214,530)	(210,713)
Goodwill and other intangible assets	883,097	887,123	892,595	825,223	830,544
Other assets	1,920,263	1,707,059	1,751,849	1,689,707	1,571,558
Total assets	$28,490,231	$28,235,907	$28,098,175	$27,925,447	$27,297,337
LIABILITIES
Noninterest-bearing deposits	$8,158,658	$8,499,027	$8,140,530	$8,165,796	$8,230,060
Interest-bearing transaction and savings deposits	8,224,203	8,000,093	7,972,417	7,711,542	8,058,793
Interest-bearing public fund deposits	3,229,589	3,006,516	2,613,858	2,854,839	3,108,008
Time deposits	3,767,844	3,644,549	3,691,002	3,503,161	3,088,861
Total interest-bearing deposits	15,221,636	14,651,158	14,277,277	14,069,542	14,255,662
Total deposits	23,380,294	23,150,185	22,417,807	22,235,338	22,485,722
Short-term borrowings	1,388,735	1,589,128	2,276,647	2,314,190	1,452,097
Long-term debt	224,962	224,993	215,912	266,009	300,443
Other liabilities	305,665	190,261	208,931	180,355	163,037
Total liabilities	25,299,656	25,154,567	25,119,297	24,995,892	24,401,299
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,023,864	2,018,457	2,028,160	2,022,258	2,016,405
Retained earnings	1,299,220	1,243,592	1,170,897	1,110,506	1,060,182
Accumulated other comprehensive income	(132,509)	(180,709)	(220,179)	(203,209)	(180,549)
Total common stockholders' equity	3,190,575	3,081,340	2,978,878	2,929,555	2,896,038
Total liabilities & stockholders' equity	$28,490,231	$28,235,907	$28,098,175	$27,925,447	$27,297,337
CAPITAL RATIOS
Tangible common equity	$2,307,478	$2,194,217	$2,086,283	$2,104,332	$2,065,494
Tier 1 capital (i)	2,456,823	2,391,762	2,323,845	2,324,691	2,261,741
Common equity as a percentage of total assets	11.21%	10.91%	10.60%	10.49%	10.61%
Tangible common equity ratio	8.36%	8.02%	7.67%	7.76%	7.80%
Leverage (Tier 1) ratio (i)	8.85%	8.67%	8.50%	8.66%	8.51%
Tier 1 risk-based capital ratio (i)	10.65%	10.48%	10.36%	10.48%	10.35%
Total risk-based capital ratio (i)	12.14%	11.99%	11.98%	12.12%	12.00%

(i)	Estimated for most recent period-end.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended
(in thousands)	3/31/2019	12/31/2018	3/31/2018
ASSETS
Commercial non-real estate loans	$8,659,559	$8,580,415	$8,290,955
Commercial real estate - owner occupied	2,509,152	2,376,338	2,160,596
Total commercial and industrial loans	11,168,711	10,956,753	10,451,551
Commercial real estate - income producing	2,469,710	2,339,078	2,383,906
Construction and land development loans	1,423,714	1,499,044	1,388,913
Residential mortgage loans	2,942,396	2,888,261	2,718,413
Consumer loans	2,122,417	2,134,593	2,085,707
Total loans	20,126,948	19,817,729	19,028,490
Loans held for sale	20,618	22,187	32,194
Securities (j)	5,656,689	5,965,461	5,897,290
Short-term investments	216,192	205,806	148,309
Earning assets	26,020,447	26,011,183	25,106,283
Allowance for loan losses	(196,384)	(213,902)	(216,796)
Goodwill and other intangible assets	885,381	889,820	833,269
Other assets	1,742,104	1,572,862	1,514,321
Total assets	$28,451,548	$28,259,963	$27,237,077
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$8,227,698	$8,260,487	$7,951,121
Interest-bearing transaction and savings deposits	8,082,584	7,940,670	8,043,176
Interest-bearing public fund deposits	3,060,565	2,680,837	3,070,079
Time deposits	3,743,292	3,616,151	2,979,043
Total interest-bearing deposits	14,886,441	14,237,658	14,092,298
Total deposits	23,114,139	22,498,145	22,043,419
Short-term borrowings	1,684,904	2,330,280	1,823,033
Long-term debt	224,966	222,339	305,117
Other liabilities	309,488	215,934	192,695
Common stockholders' equity	3,118,051	2,993,265	2,872,813
Total liabilities & stockholders' equity	$28,451,548	$28,259,963	$27,237,077

(j)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	3/31/2019			12/31/2018			3/31/2018
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (k)	$15,062.1	$180.5	4.86%	$14,794.9	$172.8	4.64%	$14,224.4	$150.9	4.30%
Residential mortgage loans	2,942.4	31.1	4.23%	2,888.2	29.2	4.04%	2,718.4	27.9	4.10%
Consumer loans	2,122.4	29.9	5.72%	2,134.6	32.5	6.04%	2,085.7	29.0	5.64%
Loan fees & late charges	—	(0.9)	0.00%	—	0.6	0.00%	—	0.5	0.00%
Total loans (TE) (l)	20,126.9	240.6	4.84%	19,817.7	235.1	4.71%	19,028.5	208.3	4.43%
Loans held for sale	20.6	0.3	4.92%	22.2	0.2	2.91%	32.2	0.2	2.75%
US Treasury and government agency securities	123.8	0.7	2.25%	131.8	0.8	2.23%	148.4	0.8	2.21%
CMOs and mortgage backed securities	4,599.4	29.9	2.60%	4,896.2	30.9	2.53%	4,785.3	27.9	2.33%
Municipals (TE)	930.0	7.4	3.17%	933.9	7.4	3.17%	960.1	7.6	3.18%
Other securities	3.5	0.0	3.09%	3.6	0.0	2.77%	3.5	0.0	2.06%
Total securities (TE) (m)	5,656.7	38.0	2.69%	5,965.5	39.1	2.62%	5,897.3	36.3	2.46%
Total short-term investments	216.2	1.2	2.18%	205.8	1.0	2.01%	148.3	0.5	1.34%
Average earning assets yield (TE)	$26,020.4	$280.1	4.35%	$26,011.2	$275.4	4.21%	$25,106.3	$245.3	3.95%
INTEREST-BEARING LIABILITIES									-
Interest-bearing transaction and savings deposits	$8,082.6	$14.7	0.74%	$7,940.7	$12.4	0.62%	$8,043.2	$9.1	0.46%
Time deposits	3,743.3	18.0	1.95%	3,616.2	16.6	1.82%	2,979.0	9.7	1.32%
Public funds	3,060.5	13.4	1.78%	2,680.8	10.7	1.58%	3,070.1	8.1	1.07%
Total interest-bearing deposits	14,886.4	46.1	1.26%	14,237.7	39.7	1.11%	14,092.3	26.9	0.78%
Short-term borrowings	1,684.9	8.1	1.92%	2,330.3	11.5	1.98%	1,823.1	5.4	1.17%
Long-term debt	225.0	2.8	4.99%	222.3	2.7	4.82%	305.1	3.4	4.48%
Total borrowings	1,909.9	10.9	2.30%	2,552.6	14.2	2.21%	2,128.2	8.8	1.66%
Total interest-bearing liabilities cost	16,796.3	57.0	1.38%	16,790.3	53.9	1.27%	16,220.5	35.7	0.89%
Net interest-free funding sources	9,224.1			9,220.9			8,885.8
Total cost of funds	26,020.4	57.0	0.89%	26,011.2	53.9	0.82%	25,106.3	35.7	0.58%
Net Interest Spread (TE)		$223.1	2.97%		$221.5	2.94%		$209.6	3.05%
Net Interest Margin (TE)	$26,020.4	$223.1	3.46%	$26,011.2	$221.5	3.39%	$25,106.3	$209.6	3.37%

(k)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(l)	Includes nonaccrual loans.
(m)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2019	12/31/2018	3/31/2018
Nonaccrual loans (n)	$204,831	$187,295	$275,179
Restructured loans - still accruing	117,578	139,042	166,520
Total nonperforming loans	322,409	326,337	441,699
ORE and foreclosed assets	27,148	26,270	26,630
Total nonperforming assets	$349,557	$352,607	$468,329
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.74%	1.76%	2.45%
Accruing loans 90 days past due (o)	$20,308	$5,589	$12,724
Accruing loans 90 days past due as a percent of loans	0.10%	0.03%	0.07%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.84%	1.79%	2.52%
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$194,514	$214,550	$217,308
Provision for loan losses	18,043	8,100	12,253
Decrease in allowance as a result of sale of subsidiary	—	—	(6,648)
Charge-offs	(20,991)	(30,809)	(18,436)
Recoveries	3,122	2,673	6,236
Net charge-offs	(17,869)	(28,136)	(12,200)
Ending Balance	$194,688	$194,514	$210,713
Allowance for loan losses as a percent of period-end loans	0.97%	0.97%	1.10%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	56.81%	58.60%	46.37%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$14,398	$24,253	$5,870
Residential mortgage loans	244	(296)	76
Consumer loans	3,227	4,179	6,254
Total net charge-offs	$17,869	$28,136	$12,200
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.39%	0.65%	0.17%
Residential mortgage loans	0.03%	(0.04)%	0.01%
Consumer loans	0.62%	0.78%	1.22%
Total net charge-offs as a percentage of average loans	0.36%	0.56%	0.26%

(n)

Included in nonaccrual loans are nonaccruing restructured loans totaling $105.9 million, $85.5 million and $118.0 million at 3/31/2019, 12/31/2018 and 3/31/2018, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(o)

Excludes 90+ accruing troubled debt restructured loans already reflected in total nonperforming loans of $1.5 million, $8.7 million and $13.7 million as of 3/31/2019, 12/31/2018 and 3/31/2018, respectively.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Nonaccrual loans (n)	$204,831	$187,295	$201,646	$241,681	$275,179
Restructured loans - still accruing	117,578	139,042	162,189	152,507	166,520
Total nonperforming loans	322,409	326,337	363,835	394,188	441,699
ORE and foreclosed assets	27,148	26,270	27,475	22,342	26,630
Total nonperforming assets	$349,557	$352,607	$391,310	$416,530	$468,329
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.74%	1.76%	2.00%	2.15%	2.45%
Accruing loans 90 days past due (o)	$20,308	$5,589	$24,460	$7,941	$12,724
Accruing loans 90 days past due as a percent of loans	0.10%	0.03%	0.13%	0.04%	0.07%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.84%	1.79%	2.12%	2.19%	2.52%
Allowance for loan losses	$194,688	$194,514	$214,550	$214,530	$210,713
Allowance for loan losses as a percentage of period-end loans	0.97%	0.97%	1.10%	1.11%	1.10%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	56.81%	58.60%	55.25%	53.35%	46.37%
Provision for loan losses	18,043	8,100	6,872	8,891	$12,253
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$14,398	$24,253	$3,205	$1,749	$5,870
Residential mortgage loans	244	(296)	(1,055)	(290)	76
Consumer loans	3,227	4,179	4,702	3,615	6,254
Total net charge-offs	$17,869	$28,136	$6,852	$5,074	$12,200
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.39%	0.65%	0.09%	0.05%	0.17%
Residential mortgage loans	0.03%	(0.04)%	(0.15)%	(0.04)%	0.01%
Consumer loans	0.62%	0.78%	0.89%	0.70%	1.22%
Total net charge-offs as a percentage of average loans	0.36%	0.56%	0.14%	0.11%	0.26%
AVERAGE LOANS
Commercial & real estate loans	$15,062,135	$14,794,875	$14,542,281	$14,380,941	$14,224,370
Residential mortgage loans	2,942,396	2,888,261	2,816,151	2,754,292	2,718,413
Consumer loans	2,122,417	2,134,593	2,106,207	2,058,001	2,085,707
Total average loans	$20,126,948	$19,817,729	$19,464,639	$19,193,234	$19,028,490

(n)

Included in nonaccrual loans are nonaccruing restructured loans totaling $105.9 million, $85.5 million, $92.7 million, $98.8 million and $118.0 million at 3/31/2019, 12/31/2018, 9/30/2018, 6/30/2018 and 3/31/2018, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(o)

Excludes 90+ accruing troubled debt restructured loans already reflected in total nonperforming loans of $1.5 million, $8.7 million, $6.1 million, $1.9 million, and $13.7 million as of 3/31/2019, 12/31/2018, 9/30/2018, 6/30/2018, and 3/31/2018, respectively.

HANCOCK WHITNEY CORPORATION

Appendix A to the Earnings Release

Reconciliation of Non-GAAP Measures

OPERATING REVENUE (TE) AND OPERATING PRE-PROVISION NET REVENUE (TE)

	Three Months Ended
(in thousands)	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Net interest income	$219,254	$217,433	$214,194	$211,547	$205,664
Noninterest income	70,503	74,538	75,518	68,832	66,252
Total revenue	$289,757	$291,971	$289,712	$280,379	$271,916
Taxable equivalent adjustment (p)	3,824	4,038	4,095	4,081	3,963
Nonoperating revenue	—	(604)	—	—	1,145
Operating revenue (TE)	$293,581	$295,405	$293,807	$284,460	$277,024
Noninterest noninterest expense	(175,700)	(179,366)	(181,187)	(184,402)	(170,791)
Nonoperating expense	—	2,458	4,827	15,805	5,853
Operating pre-provision net revenue (TE)	$117,881	$118,497	$117,447	$115,863	$112,086

OPERATING EARNINGS PER SHARE - DILUTED

	Three Months Ended
(in thousands, except per share amounts)	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Net Income	$79,164	$96,240	$83,878	$71,177	$72,475
Net income allocated to participating securities	(1,337)	(1,691)	(1,544)	(1,328)	(1,366)
Net income available to common shareholders	77,827	94,549	82,334	69,849	71,109
Nonoperating items, net of income tax	7,966	1,465	3,813	12,486	5,782
Nonoperating items allocated to participating securities	(134)	(26)	(71)	(233)	(109)
Operating earnings available to common shareholders	$85,659	$95,988	$86,076	$82,102	$76,782
Weighted average common shares - diluted	85,800	85,677	85,539	85,483	85,423
Earnings per share - diluted	$0.91	$1.10	$0.96	$0.82	$0.83
Operating earnings per share - diluted	$1.00	$1.12	$1.01	$0.96	$0.90

(p)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.